Exhibit 4.2

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of September 18, 2026 (this “Supplemental Indenture”), is by and among BEAZER HOMES USA, INc., a Delaware corporation (the “Company”), each of the SUBSIDIARY GUARANTORS (as defined in the Indenture referred to below), and REGIONS BANK, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 15, 2024 (as supplemented as of the date hereof, the “Indenture”), providing for the issuance of 7.500% Senior Notes due 2031 (the “Notes”);

WHEREAS, Section 8.01 of the Indenture provides that, subject to certain exceptions, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Company has entered into the Agreement and Plan of Merger, dated as of August 6, 2026 (the “Merger Agreement”), by and among the Company, Dream Finders Homes, Inc., a Texas corporation (“Dream Finders”) and Bulldogs Merger Sub, Inc.;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Dream Finders, on behalf of the Company, has distributed a Consent Solicitation Statement, dated as of September 9, 2026 (as the same has been amended, supplemented or modified prior to the date hereof, the “Statement”), to the Holders of the Notes in connection with the solicitation of such Holders’ consent to certain proposed amendments to the Indenture as further described in the Statement (the “Proposed Amendments”);

WHEREAS, pursuant to the Statement, the Holders of at least a majority in principal amount of the Notes outstanding as of the Record Date (as defined in the Statement) have consented to the Proposed Amendments effected by this Supplemental Indenture and evidence of such consents has been provided by Dream Finders to the Trustee; and

WHEREAS, in accordance with Sections 8.01, 8.06 and 11.04 of the Indenture, the Company has delivered to the Trustee the requisite Officers’ Certificate and Opinion of Counsel stating that this Supplemental Indenture is authorized or permitted by the Indenture, that it is not inconsistent therewith, and that it will be valid and binding upon the Company in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENT TO THE INDENTURE

Section 2.1      Pursuant to Section 8.01 of the Indenture but subject to the Inoperativeness Conditions (as defined below), Section 1.01 of the Indenture is hereby amended by inserting the following text at the end of the definition of “Change of Control”:

Notwithstanding the foregoing or anything herein to the contrary, the Transactions (as defined in that certain Agreement and Plan of Merger, dated as of August 6, 2026, by and among Dream Finders Homes, Inc., Bulldogs Merger Sub, Inc., and the Company, as amended from time to time (provided that any such amendment shall not be materially adverse to the Holders, in the good faith determination of the Company)) shall not constitute or be deemed to result in a “Change of Control” and no Change of Control Offer shall be required in connection therewith.

Section 2.2      In the event of any amendment to the Merger Agreement, the Company shall provide an Officers’ Certificate to the Trustee certifying that, in the good faith determination of the Company, such amendment is not materially adverse to the Holders, which the Trustee shall be entitled to conclusively rely upon, and the Trustee shall not be responsible or obligated to make any independent review or determination of such findings or determination by the Company.

ARTICLE III

EFFECTIVENESS

Section 3.1      This Supplemental Indenture shall become a binding agreement among the parties hereto and effective when executed by the parties hereto, subject to the Inoperativeness Conditions set forth below. Notwithstanding the foregoing sentence, the amendments to the Indenture set forth in Article II herein shall become operative only at the time and date on which the Consent Fee (as defined in the Statement) is validly paid to the applicable Holders and upon the satisfaction or waiver of the applicable conditions described in the Statement. The Company by an authorized Officer shall notify the Trustee in writing (which may be via email) promptly after the occurrence of the payment of the Consent Fee and the satisfaction or waiver of the applicable conditions described in the Statement and the Trustee shall be entitled to conclusively rely on such Company notice without further review or independent determination.

Section 3.2      This Supplemental Indenture shall not become operative if (i) the applicable conditions described in the Statement are not met or waived, including, but not limited to, the termination of the Merger Agreement in accordance with its terms prior to payment of the Consent Fee or (ii) the Consent Fee is not paid to the applicable Holders (clauses (i) and (ii), the “Inoperativeness Conditions”). The Trustee has not made and does not make any representations, or determinations, in connection with the Statement and assumes no responsibility for the accuracy or adequacy of the information contained in the Statement provided by the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1      This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes; provided, that, upon the occurrence of either of the Inoperativeness Conditions, this Supplemental Indenture shall be void ab initio and never become operative.

Section 4.2      THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.3      The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.4      The headings of the Articles of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.5      The Trustee shall not be responsible or liable for and makes no representation as to the validity or adequacy of this Supplemental Indenture.

Section 4.6      All agreements of the Company in this Supplemental Indenture shall bind its Successors. All agreements of each Subsidiary Guarantor in this Supplemental Indenture shall bind its Successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its Successors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

BEAZER HOMES USA, INC.

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

BEAZER HOMES, LLC

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

BEAZER HOMES HOLDINGS, LLC

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

BH INVESTMENT HOLDINGS, LLC

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

BH MATERIALS, LLC

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Supplemental Indenture]

BEAZER GENERAL SERVICES, INC.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY LOS ANGELES, INC.
BH PROCUREMENT SERVICES, INC.

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President and Treasurer

BEAZER MORTGAGE CORPORATION

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	President, Chief Executive Officer and Treasurer

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Supplemental Indenture]

BALLARD GREEN UTILITY COMPANY, LLC
BEAZER CLARKSBURG, LLC
DOVE BARRINGTON DEVELOPMENT LLC
BEAZER HOMES INVESTMENTS, LLC
BEAZER GAIN, LLC
MARSHFIELD LAND, LLC

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President and Treasurer

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Supplemental Indenture]

BEAZER FUNDAMENTAL, LLC

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its Sole Member

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President and Treasurer

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC,
its Sole Member

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ David I. Goldberg
	Name:	David I. Goldberg
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Supplemental Indenture]

TRUSTEE:

REGIONS BANK

By:	/s/ Shawn Bednasek
	Name:	Shawn Bednasek
	Title:	Vice President

[Signature Page to the Supplemental Indenture]